                                  Exhibit 5.1

                    PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.
                         1801 CALIFORNIA ST., STE. 3600
                               DENVER, CO  80202
                                 (303) 292-6400



                                December 8, 1997


Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

                  Re:     Registration Statement on Form S-3
                          Covering the Registration of
                          50,000 Common Shares of
                          Canyon Resources Corporation

Gentlemen and Ladies:

         We have acted as counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration for sale of 50,000 shares of the Company's Common Stock (the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity we have examined, among other documents, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about December 9, 1997, as may be further amended from time to time (the "Registration Statement"), covering the registration of the Securities.

         Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been legally and validly authorized under the Company's Certificate of Incorporation, as amended, and constitute duly and validly issued and outstanding and fully paid and nonassessable shares of the Company.

Canyon Resources Corporation
December 8, 19970
Page 2



         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                                        Very truly yours,


                                        PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.